UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2010

SYNUTRA INTERNATIONAL, INC.

DELAWARE	00-33397	13-4306188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Boulevard, Suite 500
Rockville, Maryland 20850
(Address of principal executive offices)

Registrant's telephone number, including area code:  301-840-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2010, the Board of Directors of Synutra International, Inc. (the “Company”) elected Ka-Keung Yeung as a Class III director.  Mr. Yeung will serve as a member of the Company’s Audit Committee, Nominating Committee and Compensation Committee.

Mr. Yeung is the Executive Vice President and Chief Financial Officer of Phoenix Satellite Television Holdings Limited in charge of corporate finance, human resources and administration.  He is also the Qualified Accountant and Company Secretary of Phoenix Satellite Television Holdings Limited.  Mr. Yeung has held these positions since he joined Phoenix in March 1996 and has been in charge of all of Phoenix’s internal and external financial management and arrangements as well as the supervision of administration and personnel matters.  Mr. Yeung is a director of The 9 Limited and Little Sheep Group Limited.  Mr. Yeung graduated from the University of Birmingham and remained in the United Kingdom until 1992 after obtaining his qualification as a chartered accountant.  Upon returning to Hong Kong, he worked at Hutchison Telecommunications and STAR in the fields of finance and business development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2010	SYNUTRA INTERNATIONAL, INC.

	By:	/s/ Weiguo Zhang
Weiguo Zhang, President and Chief Operating Officer